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          [LETTERHEAD OF HALE AND DORR COUNSELOR AT LAW APPEARS HERE]





                                 May 14, 1996


Open Market, Inc.
245 First Street
Cambridge, MA  02142

Ladies and Gentlemen:

     This opinion is furnished to you in connection with a Registration Statement on Form S-1, together with Amendment No. 1 and Amendment No. 2 thereto (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the public offering of an aggregate of 4,600,000 shares of Common Stock, $.001 par value per share (the "Shares"), of Open Market, Inc., a Delaware corporation (the "Company"), which will be issued and sold by the Company to the U.S. Underwriters and the International Underwriters (each, as defined below). The Shares are to be sold by the Company pursuant to the terms of a U.S. underwriting agreement (the "U.S. Underwriting Agreement") among the Company and Goldman, Sachs & Co., Cowen & Company and Montgomery Securities, as representatives of the several underwriters named in the U.S. Underwriting Agreement (the "U.S. Underwriters") and an international underwriting agreement (the "International Underwriting Agreement") among the Company and Goldman Sachs International, Cowen & Company and Montgomery Securities, as representatives of the several underwriters named in the International Agreement (the "International Underwriters").

     We have acted as counsel for the Company in connection with the proposed sale by the Company of the Shares. We have examined signed copies of the Registration Statement and all exhibits thereto, all as filed with the Commission. We have also examined and relied upon the original or copies of minutes of meetings of the stockholders and Board of Directors of the Company, stock record books of the Company, a copy of the By-Laws and Certificate of Incorporation of the Company.

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Open Market, Inc.
May 14, 1996
Page 2



     Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and that, when issued and sold by the Company in accordance with the terms of the U.S. Underwriting Agreement and the International Underwriting Agreement, as applicable, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as part of the Registration Statement and to the use of our name therein and in the related Prospectus under the caption "Legal Matters."

     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

                               Very truly yours,

                               /s/ Hale and Dorr

                               HALE AND DORR